UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On December 17, 2008, Timothy E. Caulfield resigned as Senior Vice President, Operations of SAVVIS, Inc., a Delaware corporation (the “Company”) effective June 30, 2009 (the “Separation Date”).

(c) On December 18, 2008, Jeffrey H. Von Deylen, the Company’s Chief Financial Officer, became the Company’s principal operating officer. He has assumed the combined title of CFO and Senior Vice President, Global Operations and Client Services.

(e) On December 17, 2008, the Company entered into a Separation and General Release Agreement (the “Agreement”) with Mr. Caulfield, setting forth the terms of Mr. Caulfield’s separation from the Company. Pursuant to the terms of the Agreement, Mr. Caulfield will continue to receive his salary for the twelve months following the Separation Date. In addition, Mr. Caulfield has agreed to maintain the confidentiality of the Company’s information indefinitely, and not to solicit the customers and employees of the Company and its affiliates for a period of twelve months following the Separation Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: December 19, 2008	By:	/s/ Eugene V. DeFelice
	Name:	Eugene V. DeFelice
	Title:	Senior Vice President, General Counsel and Secretary